UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2023

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware		001-35761		75-3241967
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

800 2nd Avenue S.				33701
Saint Petersburg,	FL
(Address of principal executive offices)				(Zip Code)

		(727)	895-7737
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.0001 par value per share	UIHC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 19, 2023, United Insurance Holding Corp.'s (the "Company") subsidiary, American Coastal Insurance Company ("ACIC") entered into a Memorandum of Understanding (the "Memorandum") with the Florida Department of Financial Services, Division of Rehabilitation and Liquidation (the "DFS") as receiver of the Company's former subsidiary, United Property & Casualty Insurance Company ("UPC") related to the Reinsurance Allocation Agreement (the "Allocation Agreement") by and between ACIC and UPC.

The Allocation Agreement, effective on June 1, 2022, and approved by the Florida Office of Insurance Regulation (the "FLOIR") on December 5, 2022, describes the manner in which reinsurance recoveries under shared reinsurance agreements are allocated between ACIC and UPC. Under the terms of the Memorandum, ACIC and the DFS as receiver of UPC have reached the following agreement:

1.The DFS adopts, ratifies and affirms the Allocation Agreement.

2.All future reinsurance recoverable under reinsurance agreements applicable to the Allocation Agreement for Hurricane Ian losses shall be paid, either directly from the reinsurers, or directly from the reinsurance intermediary responsible therefor, to ACIC. If a true up adjustment demonstrates that any future reinsurance recoveries were over-collected by ACIC, ACIC will remit any over-payment to UPC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.
April 19, 2023	By:	/s/ B. Bradford Martz
B. Bradford Martz, Chief Financial Officer and President (principal financial officer and principal accounting officer)